Exhibit 77(q)(a)(3)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES
OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Financial Services Fund and the ING Fundamental Research Fund, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:  February 9, 2009

/s/ Colleen D. Baldwin _ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley _ J. Michael Earley, as Trustee
/s/ John V. Boyer _ John V. Boyer, as Trustee	/s/ Patrick W. Kenny _ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick _ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews _ Shaun P. Mathews, as Trustee
/s/ Robert W. Crispin _ Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler _ Sheryl K. Pressler, as Trustee
/s/ Peter S. Drotch _ Peter S. Drotch, as Trustee	/s/ Roger B. Vincent _ Roger B. Vincent, as Trustee